CorEnergy Chief Executive Officer to Present at the 6th Annual Intellisight Investor Conference

KANSAS CITY, Mo.-August 16, 2017 - CorEnergy Infrastructure Trust, Inc. announced today its President and Chief Executive Officer, David Schulte, will present at the 6th Annual Intellisight Investor Conference in Minneapolis, Minnesota at approximately 10:55 a.m. Central Time Zone (11:55 a.m. Eastern Time Zone) on Wednesday, August 23, 2017.

To listen to the audio webcast and view the accompanying presentation materials, please access http://wsw.com/webcast/intel17/corr or the company’s website, corenergy.reit. A replay of the presentation will be archived on the Events & Presentations page of the CorEnergy website, after the presentation concludes.

About the Intellisight Investor Conference
The two-day Intellisight Investor Conference, hosted by the CFA Society of Minnesota, will take place this year on Tuesday and Wednesday, August 22 and 23, 2017. To-date, the premier conference partners include Business Wire, IPREO, Nuveen Asset Management, Mairs & Power and S&P Global Market Intelligence. For further details, including registration information, please visit www.gointellisight.org or call the CFA Society at 612-317-2889.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We receive long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. For more information, please visit corenergy.reit.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit

1100 Walnut Street, Suite 3350, Kansas City, MO 64106 Main:816-875-3705  | Fax:816-875-5875  | corenergy.reit